UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 20, 2026, FibroBiologics, Inc. (the “Company”) issued a press release announcing formal confirmation from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has evidenced compliance with all applicable requirements for continued listing on The Nasdaq Capital Market and, accordingly, the previously disclosed listing matter has been closed. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On April 17, 2026, the Company received formal notice from Nasdaq that the Company has demonstrated compliance with the bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and all other applicable criteria for continued listing on The Nasdaq Capital Market. Accordingly, the previously disclosed listing matter has been closed.

The Company was also informed that it will remain subject to a Mandatory Panel Monitor for a period of one year from April 17, 2026. If within that one-year monitoring period the Company fails to maintain compliance with the Bid Price Rule, the Company will not be afforded a cure period to regain compliance with the Bid Price Rule. Instead, Staff will issue a delist determination, at which time the Company may request a new hearing before a Nasdaq Hearings Panel. Such request would stay any further delisting action by Nasdaq at least pending the conclusion of the hearing process.

Previously, on March 9, 2026, the Company received notice from Nasdaq that the Company had demonstrated compliance with the stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) in lieu of compliance with the alternative market value of listed securities requirement set forth in Nasdaq Listing Rule 5550(b)(2). The compliance determination also noted that the Company remained subject to a Mandatory Panel Monitor with respect to the Equity Rule for a period of one year from March 9, 2026. If within that one-year monitoring period the Company fails to satisfy the Equity Rule, the Company will not be permitted to provide the Nasdaq Listing Qualifications Staff with a compliance plan nor would the Staff be permitted to grant additional time to the Company to regain compliance. Instead, the Staff will issue a delist determination, at which time the Company may request a new hearing before a Nasdaq Hearings Panel. Such request would stay any delisting action by Nasdaq at least pending the conclusion of the hearing process.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated April 20, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	April 20, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Titel: Chief Financial Officer